Exhibit 99.1

VOTING AGREEMENT

     This Voting Agreement (this “Agreement”) has been made as of June 9, 2003, by General Dynamics Corporation, a Delaware corporation (“Acquiror”), Aspen Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Acquiror (“Acquisition Sub”), and Stockholder I and Stockholder II (together, the “Stockholders”).

Recitals

     A.     Concurrently with the execution and delivery of this Agreement, Acquiror, Acquisition Sub, and Veridian Corporation, a Delaware corporation (the “Company”) are entering into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides, among other things, that Acquisition Sub be merged with and into the Company (the “Merger”) and that upon such merger, the Company will become a wholly-owned subsidiary of Acquiror.

     B.     Each of the Stockholders is, or upon exercise of options and/or warrants to purchase shares of the Common Stock, $0.0001 par value per share, of the Company (the “Company Common Shares”) will be, the record and beneficial owner of the shares set forth opposite its name on Schedule I, for an aggregate of [     ] Company Common Shares (the “Stockholder Company Shares”) , which will, pursuant to the Merger Agreement and subject to the terms and conditions thereof, entitle the Shareholders to receive $35.00 per Stockholder Company Share in exchange for their Stockholder Company Shares (net of any exercise price in the case of options or warrants).

     C.     Acquiror has required each of the Stockholders to enter into this Agreement as a condition to its willingness to enter into the Merger Agreement.

     The parties agree as follows:

     1.     Agreement to Vote Shares. At every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each Stockholder irrevocably agrees to vote its respective Stockholder Company Shares (and any Company Common Shares with respect to which such Stockholder acquires beneficial ownership subsequent to the date hereof): (a) in favor of the adoption of the Merger Agreement and approval of the Merger and any other matter that would reasonably be expected to facilitate the consummation of the Merger (the “Merger Proposal”); and (b) against approval of any proposal made in opposition to or competition with the consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with Acquiror, Acquisition Sub and/or their affiliates and against any reorganization, recapitalization, liquidation or winding up of the Company.

     2.     Authorization to Execute Ballot. Each Stockholder hereby irrevocably authorizes Acquiror and Acquisition Sub to execute as attorney in fact for such Stockholder any ballot or consent form Acquiror or Acquisition Sub shall reasonably deem appropriate to accomplish the votes and consents required by this Agreement.

     3.     Transfer Restrictions. From and after the date hereof, (a) none of the Stockholder Company Shares shall be tendered in response to any tender offer from any person other than Acquiror, Acquisition Sub or one of their affiliates, (b) no interest in any of the Stockholder Company Shares shall be sold or otherwise transferred, provided that transfers of limited partnership interests, directly or indirectly, in a Stockholder that is an entity will not constitute a prohibited transfer hereunder, and (c) each Stockholder will not take any other action which would impair its ability to vote any of its Stockholder Company Shares in the manner required by this Agreement.

     4.     Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Acquiror and Acquisition Sub that:

          (a) it has the capacity to enter into this Agreement and the right and power to perform its obligations under this Agreement;

          (b) it is not subject to or obligated under any provision of any contract or other agreement or any order, judgment or decree that would be breached or violated by its execution, delivery and performance of this Agreement;

          (c) no authorization, consent or approval of, or any filing with, any public body, court or authority is necessary for consummation by such Stockholder of the transactions contemplated by this Agreement, other than any filings with the Securities and Exchange Commission pursuant to Sections 13 and 16 of the Securities Exchange Act of 1934, as amended;

          (d) it possesses beneficial ownership and voting power on the date of this Agreement of the Stockholder Company Shares set forth opposite its name on Schedule I; and

          (e) it has full ownership of the Stockholder Company Shares set forth opposite its name on Schedule I, free of any adverse interest and has necessary and sufficient right and authority to make the commitments with respect to its Stockholder Company Shares contained in this Agreement.

     5.     Representations and Warranties of Acquiror. Acquiror hereby represents and warrants to the Stockholders that it has full corporate power and authority to enter into this Agreement and the Merger Agreement and the right and power to perform its obligations under this Agreement and, subject to the terms and conditions set forth therein, the Merger Agreement.

     6.     Termination. This Agreement shall terminate only if the Merger Agreement is validly terminated or upon the mutual agreement of the parties hereto.

     7.     Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that this provision will not supersede or modify any agreement between the Company and a Stockholder relating to the reimbursement of expenses.

     8.     No Constraints on Actions as a Director. Nothing in this Agreement shall be deemed to restrict any signatory hereto, or any affiliate of such signatory, from taking any action required in connection with such individual’s fiduciary duties as a director of the Company.

     9.     Amendment; Assignment. This Agreement may not be modified, amended, altered or supplemented except by a writing signed by Acquiror, Acquisition Sub and the Stockholders. Neither the Stockholders, Acquisition Sub nor Acquiror may assign any of its rights or obligations under this Agreement without the written consent of the other.

     10.     Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given in person, by telegram or facsimile (receipt verified), or sent by registered or certified mail (postage prepaid, return receipt requested), and shall be deemed to have been duly given if so given, to the respective parties as follows:

If to Acquiror or Acquisition Sub:
General Dynamics Corporation
3190 Fairview Park Dr.
Falls Church, VA 22042-4523
Attention: David A. Savner
Fax: (703) 876-3554
With a copy to:
Jenner & Block, LLC
One IBM Plaza, 40th Floor
Chicago, Illinois 60611
Attention: John F. Cox
Fax: (312) 840-7396
If to Stockholders:

Attention: _______________________________
Fax: ____________________________________

or to such other address as any party may have furnished to the other in writing, except that changes of address shall only be effective upon receipt.

     11.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

     12.     Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

     13.     Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights to which such party may be entitled. EACH STOCKHOLDER AGREES THAT MONEY DAMAGES ARE NOT AN ADEQUATE REMEDY FOR BREACH OF ITS VOTING AGREEMENTS IN SECTION 1 OF THIS AGREEMENT OR ITS OTHER AGREEMENTS HEREIN AND THAT ACQUIROR AND/OR ACQUISITION SUB MAY IN THEIR SOLE DISCRETION APPLY TO ANY COURT OF LAW OR EQUITY OF COMPETENT JURISDICTION FOR SPECIFIC PERFORMANCE AND/OR INJUNCTIVE RELIEF IN ORDER TO REQUIRE ANY VOTE REQUIRED BY THE TERMS OF THIS AGREEMENT OR TO ENFORCE OR PREVENT ANY VIOLATIONS OF THE PROVISIONS OF THIS AGREEMENT.

     14.     Entire Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement between the parties in respect to the matter herein and supersede and preempt any prior understandings, agreements or representatives by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     15.     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     16.     Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

* * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

GENERAL DYNAMICS CORPORATION

By:

Name:	David A. Savner
Title:	Senior Vice President and General Counsel, Secretary

ASPEN ACQUISITION CORPORATION

By:

Name:	David A. Savner
Title:	Vice President and Director

STOCKHOLDERS:

Stockholder I

By:

Name:
Title:

Stockholder II

By:

Name:
Title:

Schedule I

Stockholder I	[ ] shares

Stockholder II	[ ] shares